UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2020

TFF PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39102	82-4344737
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Via Fortuna, Suite 360 Austin, Texas 78746
(Address of principal executive offices)

(737) 802-1973
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	TFFP	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 30, 2020, TFF Pharmaceuticals, Inc. held its 2020 Annual Meeting of Stockholders, for the purposes of:

●	Electing eight directors, each to serve until our 2021 Annual Meeting of Stockholders; and
●	Ratifying the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

All of the persons nominated to serve on our board of directors, namely Aaron Fletcher, Glenn Mattes, Brian Windsor, Stephen C. Rocamboli, Harlan Weisman, Randy Thurman, and Malcolm Fairbairn, were elected to our board of directors, with shares voted as follows:

Name	For	Withheld	Broker Non-Vote
Aaron Fletcher	11,253,545	28,609	6,794,111
Glenn Mattes	11,253,543	28,611	6,794,111
Brian Windsor	11,253,543	28,611	6,794,111
Robert S. Mills	11,094,669	187,485	6,794,111
Stephen C. Rocamboli	11,253,546	28,608	6,794,111
Harlan Weisman	11,183,280	98,874	6,794,111
Randy Thurman	11,253,545	28,609	6,794,111
Malcolm Fairbairn	11,253,504	28,650	6,794,111

In addition, our shareholders ratified the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, with shares voted as follows:

For	18,058,701
Against	8,545
Abstain	9,019

There were no broker non-votes on the ratification of our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFF PHARMACEUTICALS, INC.

Dated: October 1, 2020	/s/ Glenn Mattes
Glenn Mattes,
President and Chief Executive Officer

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